UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

1. Name Change of PROVIMEX, INC. to EMPIRE SPIRITS, INC. as the holding company for the acquisition of Five Grain Treasure Spirits Co., Ltd.

The registrant has reinstated and changed the name of its subsidiary PROVIMEX, INC., a Nevada company incorporated in September 2004, to EMPIRE SPIRITS, INC. and has obtained a new Tax Identification Number for this entity. EMPIRE SPIRITS, INC. will serve as the holding company for the acquisition of Five Grain Treasure Spirits Co., Ltd., a baijiu distiller in Jilin Province, China.

1. Incorporation of CO2-1-0 (CARBON) CORP for Carbon Mitigation Initiative through Environmentally Sustainable projects using Blockchain and Crypto Technologies.

The registrant has incorporated CO2-1-0 (CARBON) CORP., a Wyoming corporation, as the holding company for a Carbon Mitigation Initiative through Environmentally Sustainable projects using Blockchain and Crypto Technologies in conjunction with Indonesia-based CYFS Group.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits

The following is a complete list of exhibit(s) filed as part of this Report.

Exhibit number(s) correspond to the number(s) in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Articles of Incorporation of Provimex, Inc.

10.2	Name Change Amendment for Empire Spirits, Inc.

10.3	Employer Identification Number of Empire Spirits, Inc.

10.4	Articles of Incorporation of CO2-1-0 (CARBON) CORP

10.5	Employer Identification Number of CO2-1-0 (CARBON) CORP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 04, 2021

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO